                                                                   EXHIBIT 10.18


                              EMPLOYMENT AGREEMENT

This Employment Agreement ("Employment Agreement") dated this 4th day of May 2001 but effective as of May 14, 2001 (the "Effective Date") is made by and between J.D. EDWARDS & COMPANY, a Delaware corporation ("J.D. Edwards"), and HARRY DEBES ("Debes").

                                    RECITALS

A. J.D. Edwards is engaged in the business of developing, marketing and supporting enterprise software and supply chain computing solutions.

B. Debes is to be employed by J.D. Edwards in the position of Senior Vice President and J.D. Edwards and Debes contemplate that J.D. Edwards will employ Debes for a period of at least one (1) year from the Effective Date of this Employment Agreement.

It is agreed between J.D. Edwards and Debes as follows:

1. EMPLOYMENT. J.D. Edwards hereby agrees to employ Debes to perform the duties and responsibilities set forth in the job description attached as Attached A and incorporated herein to this Employment Agreement together with such other duties and responsibilities as shall be assigned to him by J.D. Edwards senior management which shall not be incompatible with Debes' job description. Debes accepts such employment with J.D. Edwards upon the terms and conditions of this Employment Agreement and agrees to perform the duties and responsibilities described in this Section in accordance with all policies, procedures, rules and regulations adopted by J.D. Edwards Board of Directors or senior management. During the term of his employment, Debes agrees to devote his full time and attention, skills and efforts to the performance of his duties and responsibilities on behalf of J.D. Edwards and to maintain and promote the business of J.D. Edwards.

2. TERM. Subject to the terms of Section 6, Termination, Debes shall be employed by J.D. Edwards for a period of not less than one (1) year commencing on the Effective Date (the "Initial Employment Term").

3.   COMPENSATION.

     3.1 ANNUAL BASE SALARY AND BONUS. Debes' compensation from May 14, 2001 until May 13, 2002, shall be set at an annual base salary of $350,000 with an annual bonus incentive if J.D. Edwards performance targets are achieved of seventy-five percent (75%) of such base salary based upon the achievement of those certain objectives as determined and approved by the Compensation Committee of the Board of Directors of J.D. Edwards in their sole discretion. Compensation for subsequent period shall be established by a written addendum to this Employment Agreement as approved by the Compensation Committee of the J.D. Edwards Board of Directors but in no event will be lower than Debes annual base salary for the previous year and in no event will Debes' target bonus percentage be less than 75%. At the end of J.D. Edwards fiscal year 2001, Debes will be paid an annual bonus incentive of thirty-seven and a half percent (37.5%) of his then annual rate of base salary to be paid at the time that bonuses are paid to J.D. Edwards executives of similar position.

     3.2 STOCK OPTION GRANT. Debes will be granted stock options to purchase the common stock of J.D. Edwards pursuant to the terms of J.D. Edwards 1997 Equity Incentive Plan, or its successor option plan, if any, in accordance with the schedule below (the "Stock Option Grant"):

          o 80,000 stock options granted at the fair market value, i.e., the closing bid price of J.D. Edwards common stock on the NASD stock market, on the Effective date;

          o 50,000 stock options granted at fair market value, i.e., the closing bid price of J.D. Edwards common stock on the NASD stock market, on the first day on which the stock price is at or above $24,00;

          o 50,000 stock options granted at fair market value, i.e., the closing bid price of J.D. Edwards common stock on the NASD stock market, on the first day on which the stock price is at or above $36.00.

          Each tranche of the Stock Option Grant shall vest and become exercisable 25% of such particular tranche of the grant on the first anniversary date of the Stock Option Grant and 1/48 per month thereafter. Upon termination of employment of Debes all options granted but unvested on the date of such termination will be immediately forfeited and, for any vested but unexercised options, Debes shall have a period of three (3) months commencing upon termination of employment to exercise such vested stock options granted under this Section or such longer periods as are specified in the J.D. Edwards stock option plans.

4. EMPLOYEE BENEFITS. Debes will be eligible to participate in all employee benefits provided by J.D. Edwards to employees, based upon his position and tenure, including the following:

     4.1 HEALTH AND LIFE INSURANCE. J.D. Edwards agrees to provide Debes (and his spouse and dependents) coverage under J.D. Edwards group health and life insurance plan, the coverage, terms and benefits of which shall be determined, from time to time, in the sole discretion of J.D. Edwards Board of Directors.

     4.2 PAID TIME OFF. Debes shall be entitled to the maximum paid time off provided under the J.D. Edwards paid time off policy in effect from time to time, regardless of Debes' tenure with J.D. Edwards.

     4.3 QUALIFIED/NON-QUALIFIED PLAN(S). Debes shall be entitled to participate in any qualified or non-qualified plan(s) adopted by J.D. Edwards Board of Directors provided Debes fulfills all eligibility requirements under the terms and conditions of such plan. The J.D. Edwards Board of Directors reserves the sole right and discretion to adopt or terminate a plan and to establish all eligibility requirements and other terms and conditions of such plan.

     4.4 RELOCATION EXPENSE. J.D. Edwards will cover all reasonable and customary expenses associated with Debes' relocation including shipment/storage of household goods, 90 days temporary living, two house hunting trips, closing costs including real estate fees associated with the sale of Debes' primary residence and closing costs associated with the purchase of Debes' new residence at the new location, shipment of automobiles, tax assistance and federal, state and local tax gross up for all expenses which are included in Debes' income, plus, miscellaneous expenses of $10,000 and costs associated with the final move. In addition, should Debes be unsuccessful in selling his current residence J.D. Edwards will purchase his residence in accordance with its standard home purchase policy.

     4.5 ADDITIONAL BENEFITS. J.D. Edwards will provide at its sole expense membership in an airline club and a cell phone. J.D. Edwards will also pay for all legal expenses associated with obtaining appropriate work visas and subsequent green card application through an immigration law firm of its choice.

5. SEVERANCE PAY. If Debes is terminated by J.D. Edwards for Performance or Disability, each as defined below, Debes shall be entitled to receive severance pay in the amount of Debes' then current twelve months base salary, which will offset benefits to which Debes is entitled under the standard J.D. Edwards severance pay policy, conditioned upon Debes and J.D. Edwards entering into a Separation Agreement substantially in the form attached as Attachment B and incorporated herein to this Employment Agreement hereto. This severance payment would be made in a one-time, lump sum payment subject to appropriate tax withholding. Notwithstanding the foregoing, however, no severance allowance shall be paid if termination is for Cause or if Debes voluntarily terminates employment within the Initial Employment Term. Debes will be permitted to retain any severance payments made pursuant to this Agreement regardless of Debes accepting employment elsewhere provided, however, Debes does not accept employment with any of the competitors of J.D. Edwards set forth below.

     5.1. COBRA MEDICAL INSURANCE. If Debes' employment is terminated without Cause, in addition to the severance payment in accordance with Section 5, Debes and his dependents will be eligible for medical insurance (for himself and his spouse and dependant(s)) under COBRA commencing on the date of his termination for a period of twelve (12) months in accordance with the standard J.D. Edwards policy with the premium cost associated with such COBRA coverage shared by J.D. Edwards and Debes in the same proportion as when Debes was an employee. Debes and his dependents will be eligible to continue this coverage at his cost beyond such date if he should so elect as provided by applicable law.

     5.2 MANAGEMENT CHANGE IN CONTROL PLAN. The J.D. Edwards & Company Management Change in Control Plan Debes accepted on (the "Plan") will remain in full force and effect for the term of this Employment Agreement and will continue thereafter only so long as Debes remains an employee of J.D. Edwards. The J.D. Edwards Board of Directors agrees that it waives all rights under the Plan to remove Debes as a participant in the Plan, terminate the Plan with respect to Debes, amend or otherwise modify the Plan in any manner that would be detrimental to Debes or serve to reduce the Severance Benefits payable to Debes under the Plan.

     5.3 INDEMNIFICATION AGREEMENT. The parties executed the J.D. Edwards & Company Indemnification Agreement on the Effective Date attached as Attachment C and incorporated herein to this Employment Agreement (the "Indemnification Agreement").

     5.4 CONFIDENTIALITY AND NON-SOLICITATION. Debes acknowledges that he has signed the J.D. Edwards Employee Nondisclosure Agreement effective the Effective Date attached as Attachment D and incorporated herein to this Employment Agreement and confirms that he will continue to abide by the obligations contained therein.

     5.5  NON-COMPETE. In consideration of the severance pay set forth in this
          Section 5, Debes agrees not to accept employment with any of the direct competitors of J.D. Edwards listed on the list of Direct Competitors attached as Attachment E and incorporated herein to this Employment Agreement of J.D. Edwards for a period of one (1) year from the date Debes termination of employment. On an annual basis Debes and J.D. Edwards will mutually agree to add or eliminate competitors from Attachment E but in no event will the list of Direct Competitors be greater than 25 entities for any one year.

6. TERMINATION. J.D. Edwards shall have the right to terminate this Employment Agreement prior to its expiration only for "Cause", for "Disability" or "Performance" as set forth below, provided J.D. Edwards gives Debes written notice of such Cause or Performance and Debes has a period of ten (10) business days to correct the situation:

     6.1. TERMINATION FOR CAUSE. For the purposes of this Employment Agreement, "Cause" means the following:

          (a) the willful breach of his duties by Debes in the course of his employment;

          (b)  the neglect by Debes of his employment duties; or

          (c) Debes' gross misconduct resulting in material damage to J.D. Edwards.

     6.2 TERMINATION FOR PERFORMANCE. For the purposes of this Employment Agreement, termination for "Performance" shall be as determined by the J.D.

          Edwards Board of Directors in the good faith exercise of their business judgment.

     6.3 DISPUTE RESOLUTION. Should Debes dispute whether J.D. Edwards has been reasonable in interpreting "Cause" or "Performance" then in such event Debes may submit any dispute to arbitration. The arbitration proceeding shall be conducted under the applicable rules of the American Arbitration Association and shall be located in Denver, Colorado. If such organization ceases to exist, the arbitration shall be conducted by its successor, or by a similar arbitration organization, at the time a demand for arbitration is made. The decision of the arbitrator shall be final and binding on both parties. Each party shall be responsible for its or his own expenses for the arbitrator's fee, attorney's fees, expert testimony, and for other expenses of presenting its or his case. Other arbitration costs, including fees for records or transcripts, shall be borne equally by the parties.

     6.4 COMPENSATION EARNED PRIOR TO TERMINATION. In the event that J.D. Edwards terminates Debes for Cause during the Initial Employment Term or any renewal periods, Debes shall be entitled to the salary earned prior to the date of termination as provided for in this Employment Agreement computed pro rata up to and including that date and all benefits set forth in Article 4 of this Agreement. Debes shall be entitled to no further compensation as of the date of termination.


     6.5 RENEWAL. This Employment Agreement shall be deemed automatically renewed following the Initial Employment Term for successive one (1) year periods without any further act of the parties, unless, not later than thirty (30) days prior to the end of any period, either party provides the other with written notice of intent not to renew; notwithstanding the foregoing, however, there will be no grant of stock options during any renewal period duplicating the options granted pursuant to Section 3.2, Stock Option Grant, of this Employment Agreement for any such renewal periods after the initial one (1) year period. In addition, during any renewal periods after the Initial Employment Term Debes will be granted, under the J.D. Edwards 1997 Equity Incentive Plan, or its successor plan, stock options to acquire common stock of J.D. Edwards in amounts and upon terms that are comparable to option awards to executives of similar position and tenure.

     6.6 NON-RENEWAL. Any non-renewal of this Employment Agreement by J.D. Edwards, shall be treated as a termination of Debes for Performance and be governed by the provisions of this Employment Agreement applicable to termination for Performance.

     6.7 VOLUNTARY TERMINATION. Debes shall have the right to voluntarily terminate his employment with J.D. Edwards upon thirty (30) days prior written notice for any reason.

     6.8 TERMINATION FOR BREACH. In the event of a material breach of this Agreement by J.D. Edwards which is not cured within thirty (30) days after receipt by J.D. Edwards of written notice of such breach Debes shall be entitled to terminate his employment with J.D. Edwards and such termination will be treated as a termination by J.D. Edwards for Performance which will entitle Debes to severance payments in accordance with Section 5 of this Employment Agreement.

     6.9 TERMINATION FOR DISABILITY. J.D. Edwards shall have the right to terminate Debes' employment for Disability. "Disability" as used herein shall mean that Debes has been unable to perform his duties as an employee as the result of incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by J.D. Edwards or its insurers and acceptable to the Debes or the Debes legal representative (such agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written notice by J.D. Edwards of its intention to terminate the Debes employment. In the event that Debes resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked. During any period of incapacity prior to a finding that Debes is suffering from a Disability, J.D. Edwards shall continue to provide Debes with his normal compensation pursuant to Section 3 hereof and all benefits to which he is entitled pursuant to Section 4 hereof.

7. COOPERATION. The parties hereto agree that, at all times during Debes' employment, and following termination of his employment, each party shall avoid making any remarks about the other party, which for J.D. Edwards shall include its affiliates, officers, directors, employees and agents that would be false and defamatory of the other party.

8.   MISCELLANEOUS.

     8.1. ASSIGNMENT. Neither J.D. Edwards nor Debes may assign this Employment Agreement or any of their respective obligations hereunder.

     8.2. NOTICES. Any notice or other communication provided for or required by this Employment Agreement shall be given within (i) three (3) business days after mailing by registered or certified mail, postage prepaid, return receipt requested, (ii) one (1) business day after deposit with a recognized overnight courier (such as Federal Express) or (iii) upon delivery if sent by facsimile transmission or in person in each case to the following address:

          To J.D. Edwards:

          J.D. Edwards & Company
          One Technology Way
          Denver, Colorado 80237
          Attn:  Vice President, General Counsel
          Fax: 303-334-4693

          To Debes:

          Harry Debes
          2151 Bogans Lake Path
          Atlanta, Georgia 30338

          or at such other address or addresses as the J.D. Edwards or Debes may designate.

     8.3. GOVERNING LAW. This Employment Agreement and each term thereof shall be subject to and governed by the laws of the State of Colorado.

     8.4. SEVERABILITY. If any portion of this Employment Agreement shall be, for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and effective unless to do so would clearly violate the present legal and valid intention of the parties hereto.

     8.5. ENTIRE AGREEMENT. This Employment Agreement constitutes the entire agreement between the parties and contains all of the agreements between the parties with respect to the subject matter hereof. This Employment Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof, including, without limitation, that certain "Employment Terms Sheet" dated April 25, 2001.

     8.6. AMENDMENT. No change or modification of this Employment Agreement shall be valid unless the same shall be in writing and signed by Debes and a duly authorized officer of J.D. Edwards. No waiver of any provision of this Employment Agreement shall be valid unless in writing and signed by the party or party to be charged.

     8.7 BENEFIT. This Employment Agreement shall be binding upon and inure to the benefit of J.D. Edwards and Debes and their respective successors, heirs, legal representatives and permitted assigns. This Employment Agreement is hereby executed as of the date set forth above.

     8.8 ATTORNEYS FEES. J.D. Edwards agrees to pay to Debes reasonable legal expenses for review and completion of this Employment Agreement in the amounts actually billed not to exceed three thousand dollars ($3,000.00).

J.D. EDWARDS & COMPANY                   DEBES

By: /s/ IAIN W. PATERSON                 By: /s/ HARRY DEBES
   ---------------------------------        ---------------------------------
   (Authorized Signature)                        Harry Debes
   Iain W. Paterson
   Vice President, Human Resources

                                                                     May 6, 2001

                             SCHEDULE OF ATTACHMENTS


ATTACHMENT A - JOB DESCRIPTION

Title           Senior Vice President

Reporting to    Hank Bonde, Chief Operating Officer

1.  HEAD OF AMERICA SALES AND CONSULTING SERVICES

The Senior Vice President (SVP) will be a key driver in the re-direction and reorientation of J.D. Edwards' success, and will be responsible for sales and implementation of the company's various solutions throughout North and South America.

The company's top domestic sales executive, the SVP will manage a direct/indirect sales organization in the Americas comprising some 680 people and over $600 million in sales, driving new levels of performance. This will require a major team building effort, both within the sales group, and across the company generally.

The SVP will also be responsible for organizing, managing and aggressively growing J.D. Edwards' revenue-producing professional services operations including training and consulting services for North and South America. This will include development and nurturing of a world-class professional services culture. The SVP President will have an ongoing responsibility to recruit and maintain a high quality team, using effective coaching, leadership, and mentoring skills to reach organizational goals.

Bottom-line responsibilities include ensuring that the services organization is highly profitable, utilized, efficient and consistently able to support the Company's license sales efforts.


2. ASSISTANCE IN M&A PROJECTS

The company may become involved in various acquisition projects. The SVP's assistance in these projects may be required from time to time.

ATTACHMENT B

                              SEPARATION AGREEMENT

This Separation Agreement (referred to as "the Agreement") is made by and between J.D. Edwards & Company, J.D. Edwards World Solutions Company and J.D. Edwards World Source Company (collectively "J.D. Edwards"), corporations having their principal place of business at 7601 Technology Way, Denver, Colorado 80237, and _________________________________________ (referred to as "You" and by "Your"). You and J.D. Edwards are each referred to as a "party" and both are referred to as "parties."

Whereas, Your position with J.D. Edwards has been eliminated effective ___________ (the "Elimination Date"); and Whereas, You and J.D. Edwards desire to resolve any and all claims and disputes between You and J.D. Edwards, including, without limitation, those related to Your employment by, or separation from, J.D. Edwards or alleged representations, contracts, and agreements (written, oral, or implied) regarding Your employment by J.D. Edwards; and

In consideration of the mutual promises expressed herein and the payment to be made to You, You and J.D. Edwards agree as follows:

1. PAYMENTS. No later than twenty (20) calendar days following the Effective Date of this Agreement and provided that this Agreement has not been revoked by You under section 5, J.D. Edwards will pay You the gross sum of USD ________________, which amount represents XX weeks (the period beginning on the Elimination Date and continuing for this number of weeks (the "Severance Period") of Your salary and any bonuses due and payable through the Elimination Date. If you so elect, Your medical, dental, and vision coverage will continue through the end of the month of your Elimination Date. You may continue Your coverage further, through the end of the Severance Period, by paying the employee portion of your premiums during Your Severance Period, during which period J.D. Edwards shall continue to pay the employer portion of Your premiums. Following your Severance Period, You may continue your Consolidated Omnibus Budget Reconciliation Act ("COBRA") coverage by paying the full COBRA premiums for such coverage until Your coverage under COBRA terminates. The parties expressly agree that the payments made under this section exceed any compensation or benefits that You would otherwise be entitled to if You had not executed this Agreement. The payments will be reduced by any amounts owed J.D. Edwards, amounts that J.D. Edwards may be responsible for on a J.D. Edwards company program charge card, and the amount of applicable taxes withheld by J.D. Edwards, which will be withheld at the supplemental tax rate. If you become re-employed by J.D. Edwards within the Severance Period, You shall return to J.D. Edwards on a pro-rated basis any amounts paid under this Agreement. For example, if You receive USD8,000 under this Agreement, Your Severance Period is four months, and you begin re-employment with J.D. Edwards two months after the Elimination Date. You shall pay J.D. Edwards USD4,000 through payroll deduction or other means. J.D. Edwards shall also provide You with outplacement services at no charge to You.

2. RELEASE. You irrevocably and unconditionally release and forever discharge J.D. Edwards, J.D. Edwards' past and present directors, officers, shareholders, employees, successors, attorneys, agents, representatives, and assigns (each a "Releasee") from any and all liabilities, claims (including attorneys' fees), demands, rights, and causes of actions, whether known or unknown, that You may have or claim to have against any Releasee, including, without limitation, those relating to Your employment by, or separation from, J.D. Edwards. Without limiting the generality of this section, and by way of example and not limitation, this section shall specifically apply to rights and claims under: Title VI] of the Civil Rights Act of 1964 as amended, the Age Discrimination in Employment Act (ADEA) of 1967, as amended, the Older Worker Benefit Protection Act, the Civil Rights Acts of 1866 and 1871, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, Executive Order 11246, the Equal Pay Act of 1963, the Americans with Disabilities Act, breach of contract, defamation, infliction of emotional distress, wrongful discharge, breach of a covenant of good faith and fair dealing, and any other federal, state or local statute, law, ordinance, regulation, order or principle of law. By signing this Agreement, You represent that You have not filed nor caused to be filed any charge, complaint, lawsuit, or other claim (collectively "Claims") against any Releasee and You specifically waive the right to recover any remedies, monetary or otherwise, that might be available if You file any such Claims. This Agreement may be used by any Releasee as a complete defense to any Claims asserted by You or anyone on Your behalf against a Releasee. If You or anyone on Your behalf violates this section of the Agreement, You shall pay all costs and expenses (including reasonable attorneys' fees) incurred by a Releasee in defending against the claims.

3. MISTAKE. You understand that, after the date of this Agreement, You may discover facts different from, or in addition to, those which You now know or believe to be true with respect to the claims released or waived above and that, as part of the consideration contained in this Agreement, You expressly assume the risk that the Agreement was made on the basis of mistake or mistakes, mutual or unilateral, of any nature whatsoever. You intend that this Agreement shall not be rescinded, reformed, modified, voided, or changed in any way on the basis of any mistake or mistakes whatsoever.

4. NO LIABILITY. The Payment is not intended to be, and shall not be construed as, an admission of liability or wrongdoing on the part of any Releasee. No Release have admitted, nor do they admit, that they engaged in any wrongful or unlawful act, or that they violated any federal, state, or local statute, law, regulation, ordinance, order, or principle of law, and further expressly deny such violation.

5. REVOCATION. You have seven (7) calendar days after Your execution of this Agreement (the "Revocation Period") in which to revoke this Agreement by so notifying Heather Ferguson at J.D. Edwards. This Agreement shall be effective the eighth day after Your execution of this Agreement (the "Effective Date"), provided that You have not revoked this Agreement.

6. FUTURE COOPERATION/NONCOMPETE. You shall cooperate, at J.D. Edwards' expense, with J.D. Edwards in connection with any legal proceeding in which J.D. Edwards is or may become a party. In consideration of the payments set forth above, You agree not to perform services as an employee, consultant, or contractor with any of Ariba, Great Plains, i2, IFS, Lawson, Manugistics, Onyx, Oracle, Paragon, Peoplesoft, Pixotel, QAD, SAP, Siebel, and Synquest for a period of one (1) year from the Effective Date of this Agreement.

7. EFFECT ON EXISTING AGREEMENTS. Notwithstanding this Agreement, the limited specific provisions of any agreements between You and J.D. Edwards relating to confidentiality, unfair competition, noncompetition, employee solicitations, and inventions are unaffected and remain in full force and effect. All other provisions of all other agreements between You and J.D. Edwards shall be superseded and become null and void upon the effective date of this Agreement. Effective September 1, 2001, since You are no longer a corporate officer, You are hereby released from the J.D. Edwards' insider trading policy. You shall promptly return to J.D. Edwards all J.D. Edwards' property.

8. CONFIDENTIALITY/NON-DISPARAGEMENT. You shall not disclose the existence, facts. or terms of this Agreement to anyone other than Your immediate family, accountants, attorneys, or financial or tax advisors who have been advised of, and agree to maintain, its confidentiality. You shall not do or say anything that portrays J.D. Edwards or their management, employees, products, or services in a negative light.

9. MISCELLANEOUS. This Agreement constitutes the complete and exclusive agreement between the parties concerning the subject matter hereof and supersedes any prior communication regarding such subject matter. This Agreement may not be canceled or modified unless in writing signed by You and a vice-president or more senior officer of J.D. Edwards. Any waiver of any default or breach of this Agreement shall be effective only if in writing and signed by an authorized representative of the party providing the waiver. No such waiver shall be deemed to be a waiver of any other or subsequent breach or default. In entering into this Agreement, You represent and warrant that You are not relying, and will not rely, on any promises, inducements, or representations made by or on behalf any Releasee with respect to the subject matter of this Agreement. This Agreement shall be binding on and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, assigns, directors, officers, agents, and employees. This Agreement will be governed by the internal laws of the State of Colorado, without regard to conflict of law principles. If any judicial or administrative authority determines that any term of this Agreement is invalid or illegal, such determination shall not apply to the remaining terms of this Agreement and all remaining provisions of this Agreement shall remain in full force and effect.

YOU HAVE FULLY READ, UNDERSTAND THE SIGNIFICANCE AND CONSEQUENCES OF, AND FREELY AGREE TO BE BOUND BY THIS AGREEMENT. YOU HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY REGARDING THE PURPOSE AND EFFECT OF THIS AGREEMENT BEFORE SIGNING.

YOU UNDERSTAND THAT APPLICABLE LAW PROVIDES YOU WITH FORTY-FIVE (45) CALENDAR DAYS IN WHICH TO CONSIDER THIS AGREEMENT. BY SIGNING THIS AGREEMENT BEFORE THE END OF THE 45-DAY PERIOD, YOU ARE INDICATING THAT YOU ARE FREELY WAIVING THE BALANCE OF THIS PERIOD.

YOU HAVE SEVEN (7) CALENDAR DAYS FROM THE DATE OF YOUR SIGNATURE BELOW IN WHICH TO REVOKE THIS AGREEMENT AS PERMITTED IN SECTION 5.

J.D. EDWARDS

By
  -----------------------------               --------------------------------
  (Authorized Signature)                      (Your Signature)


  -----------------------------               --------------------------------
  (Print or Type Name)                        (Print or Type Name)


  -----------------------------               --------------------------------
  (Title)                                     (Print Address)


                                              --------------------------------
                                              (Date)


                                               [***USE BELOW WHEN YOU ARE NOT
                                                        WITNESSING SIGNATURE]

                                              STATE OF                   )
                                                                         ) ss
                                              COUNTY OF                  )
                                              SUBSCRIBED AND SWORN TO before
                                              me this ____ Day of ________ ,20__
                                    by _________________________________________

                                    Witness my hand and official seal. My
                                    commission expires:_________________________


                                    --------------------------------------------
                                    Notary Public

JD EDWARDS
                                                              One Technology Way
                                                          Denver, Colorado 80237

  EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS, AND NON-SOLICITATION AGREEMENT

This Employee Proprietary Information, Inventions, Non-competition, and Non-solicitation Agreement ("Agreement") is made in consideration for my employment or continued employment by J.D. Edwards & Co.. or its subsidiaries or affiliates (collectively "J.D. Edwards"), and the compensation now and hereafter paid to me. I hereby agree as follows:

1. NONDISCLOSURE.

1.1 RECOGNITION OF J.D. EDWARDS' RIGHTS; NONDISCLOSURE. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon, or publish any of J.D. Edwards' Proprietary Information (defined below), except as such disclosure, use, or publication may be required by my work for J.D. Edwards or an officer of J.D. Edwards authorizes such in writing. I will obtain J.D. Edwards' written approval before publishing or submitting for publication any material that relates to my work at J.D. Edwards and/or incorporates any Proprietary Information. I hereby assign to J.D. Edwards any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of J.D. Edwards and its assigns.

1.2 PROPRIETARY INFORMATION. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data, or information of J.D. Edwards. By way of illustration, but not limitation, "Proprietary Information" includes: (a) trade secrets, inventions, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); (b) information regarding research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and
(c) information regarding the skills and compensation of other employees of J.D. Edwards. Notwithstanding the preceding sentence, I am free to use information which is generally known in the trade or industry that is not gained as result of a breach of this Agreement and my own, skill, knowledge, know-how, and experience to whatever extent and in whichever way I wish.

1.3 THIRD PARTY INFORMATION. I understand that J.D. Edwards has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty of J.D. Edwards to maintain the confidentiality of such information and to use it only for certain limited purposes. During my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than J.D. Edwards personnel who need to know such information in connection with their work for J.D. Edwards) or use, except in connection with my work for J.D. Edwards, Third Party Information unless authorized by an officer of J.D. Edwards in writing.

1.4 NO IMPROPER USE OF INFORMATION OF PRIOR EMPLOYERS AND OTHERS. During my employment by J.D. Edwards I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of J.D. Edwards any unpublished documents or any property belonging to any former employer or other person unless consented to in writing by that former employer or person. I will use in the performance of my duties only information that is generally known and used by persons with training and experience comparable to my own, that is common knowledge in the industry or otherwise legally in the public domain, or that is otherwise provided or developed by J.D. Edwards.

2. ASSIGNMENT OF INVENTIONS.

2.1 PROPRIETARY RIGHTS. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, and other intellectual property rights throughout the world.

2.2 PRIOR INVENTIONS. Inventions, patented or unpatented, which I made prior to my employment with J.D. Edwards, are excluded from this Agreement. To preclude any uncertainty, I have set forth on the last page of this Agreement a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the my employment with J.D. Edwards, that I consider to be my property or other's property and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions below but am only to disclose a cursory name for each such invention, the party to whom it belongs, and that full disclosure as to such inventions has not been made for that reason. A space is provided below for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with J.D. Edwards, I incorporate a Prior Invention into a J.D. Edwards product, process or machine, J.D. Edwards is hereby granted a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the preceding sentence, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any J.D. Edwards Inventions without J.D. Edwards' prior written consent.

2.3 ASSIGNMENT OF INVENTIONS. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to J.D. Edwards (or to a third party including, without limitation, the United States, as directed by J.D. Edwards) all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during my employment with J.D. Edwards. Inventions assigned to J.D. Edwards, or to a third party as directed by J.D. Edwards pursuant to this Section 2, (collectively "J.D. Edwards Inventions").

2.4 NONASSIGNABLE INVENTIONS. In the event of a specifically applicable state law, regulation, rule, or public policy that prohibits assignment ("Specific Inventions Law"), this Agreement will not require assignment of any invention which qualifies for protection under a Specific Inventions Law because any such invention was developed entirely on my own time without using J.D. Edwards' equipment, supplies, facilities, or trade secrets and neither related to J.D. Edwards' actual or anticipated business, research or development, nor resulted from work performed by me for J.D. Edwards. In the absence of a Specific Inventions Law, the preceding sentence will not apply.

2.5 OBLIGATION TO KEEP J.D. EDWARDS INFORMED. During my employment and for six months thereafter , I will promptly disclose to J.D. Edwards fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. At the time of each such disclosure, I will advise J.D. Edwards in writing of any Inventions that I believe qualify for protection under a Specific Inventions Law; and I will at that time provide to J.D. Edwards in writing all evidence necessary to substantiate that belief. J.D. Edwards will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to J.D. Edwards pursuant to this Agreement relating to Inventions that qualify for Specific Inventions Law protection. I will preserve the confidentiality of any Invention that does not qualify for Specific Inventions Law protection.

2.6 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," pursuant to United States Copyright Act (17 U.S.C., Section 101).

2.7 ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist J.D. Edwards to obtain, and enforce Proprietary Rights relating to J.D. Edwards Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as J.D. Edwards may reasonably request for use in applying for, obtaining, and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute assignments of such Proprietary Rights to J.D. Edwards or its designee. I will assist J.D. Edwards with respect to Proprietary Rights relating to such J.D. Edwards Inventions in any and all countries beyond the termination of my employment, but J.D. Edwards shall compensate me at a reasonable rate after my termination for the time actually spent by me on such assistance. If J.D. Edwards is unable, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably appoint J.D. Edwards and its d officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act in my behalf to execute, verify and file any such documents and to do all other acts to further the purposes of the preceding paragraph as if executed by me. I hereby waive and quitclaim to J.D. Edwards any and all claims which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to J.D. Edwards.

3. NO CONFLICTS OR SOLICITATION. I acknowledge that during my employment I will have access to and knowledge of Proprietary Information. To protect J.D. Edwards' Proprietary Information, I agree that during of my employment by J.D. Edwards I will not, without J.D. Edwards' express written consent, engage in any other employment or business activity directly related to the business in which J.D. Edwards is now or becomes involved, nor will I engage in any other activities which conflict with my obligations to J.D. Edwards. During my employment by J.D. Edwards and continuing one year after, I will not (a) directly or indirectly induce any employee of J.D. Edwards to terminate or negatively alter his or her relationship with J.D. Edwards or (b) solicit the business of any customer of J.D. Edwards (other than on behalf of J.D. Edwards) or (c) induce any supplier, vendor, consultant or independent contractor of J.D. Edwards to terminate or negatively alter his, her or its relationship with J.D. Edwards. If any restriction set forth in this Section is found to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

4. RECORDS. I agree to keep records (in the form of notes, sketches, drawings and in any other form that may be required by J.D. Edwards) of all Proprietary Information developed by me and all Inventions made by me during my employment at J.D. Edwards, which records shall be available to and remain the sole property of J.D. Edwards.

5. NO CONFLICTING OBLIGATION. I represent that my performance of this Agreement and as an employee of J.D. Edwards does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by J.D. Edwards. I have not entered into, and I will not enter into, any agreement either written or oral in conflict with my employment with J.D. Edwards.

6. RETURN OF COMPANY MATERIALS. When I leave the employ of J.D. Edwards, I will deliver to J.D. Edwards any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any J.D. Edwards Inventions, Third Party Information, or Proprietary Information. I further agree that any property situated on J.D. Edwards' premises or owned by J.D. Edwards, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by J.D. Edwards personnel at any time with or without notice.

7. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of J.D. Edwards, J.D. Edwards shall have the right to enforce this Agreement by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that J.D. Edwards may have for a breach of this Agreement.

8. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified in this Agreement or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

9. NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of J.D. Edwards, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

10. GENERAL PROVISIONS.

10.1 GOVERNING LAW. This Agreement will be governed by and construed according to the internal laws of the State of Colorado.

10.2 SEVERABILITY. In case any of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If r, any of the provisions of this Agreement shall be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law, as it shall then appear.

10.3 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of J.D. Edwards, its successors, and its assigns.

10.4 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by J.D. Edwards to any successor in interest or other assignee.

10.5 EMPLOYMENT. I agree that my employment is at-will which means I or the company each have the right to terminate my employment at will, with or without advanced notice and with or without cause. I further agree and understand that nothing in this Agreement shall confer any right to continuation of employment by J.D. Edwards, nor shall it interfere in any way with my right or J.D. Edwards' right to terminate my employment at any time, with or without cause.

10.6 WAIVER. No waiver by J.D. Edwards of any breach of or of any right of this Agreement shall be a waiver of any preceding or succeeding breach or of any other right. J.D. Edwards shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

10.7 ENTIRE AGREEMENT. The obligations pursuant to Sections 1 through 3 and Sections 5 and 6 (including all subparts) of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by J.D. Edwards as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change in my duties or compensation will not affect the validity or scope of this Agreement

This Agreement shall be effective as of the first day of my employment with J.D. Edwards, namely 16 Aug, 2001.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT THE SECTION BELOW ON PRIOR INVENTIONS.

Dated: Aug, 16 2001
-----------------------------

/s/ H. Debes                                   [ILLEGIBLE]
-----------------------------                  ---------------------------------
Signature                                      Address

H. Debes
-----------------------------
Printed Name


                             -----------------------

                                PRIOR INVENTIONS

         1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by J.D. Edwards:

[ ] No inventions or improvements.

[ ] See below:


[ ] Additional sheets attached.


2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

Invention or Improvement        Party(ies)       Relationship

1.

2.

3.

[ ] Additional sheets attached.

Attachment E


                               DIRECT COMPETITORS
                                       OF
                             J.D. EDWARDS & COMPANY


BROAD APPS              CRM             SUPPLY CHAIN            HORIZONTAL
----------              ---             ------------            ----------
SAP                     Siebel          I2                      Ariba
Oracle                  Pivotel         Paragon
PeopleSoft              Onyx            Manugistics
QAD                                     Synquest
Lawson
IFS
Intentia
Great Plains


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